EXHIBIT 32.1

Written Statement of the Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer and Acting Chief Financial Officer of PROCESSA PHARMACEUTICALS, INC. (the “Company”), hereby certify, to the best of my knowledge, that the annual report on Form 10-K/A of the Company for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished solely to accompany this Report pursuant to 18 U.S.C. 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Date: April 17, 2018

By:	/s/ David Young
David Young
Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)